EXHIBIT 10.3B
Avalon Pharmaceuticals, Inc.
20358 Seneca Meadows Parkway
Germantown, MD 20876
November 17, 2008
Clinical Data, Inc.
One Gateway Center, Suite 702
Newton, MA 02458
     Re:       Amendment of Registration Rights Agreement
Ladies and Gentlemen:
     Reference is made to that certain Registration Rights Agreement, dated as of October 27, 2008 (the “Registration Rights Agreement”), by and between Avalon Pharmaceuticals, Inc. (the “Company”) and Clinical Data, Inc. (“Clinical Data”). Capitalized terms used but not defined herein have the meanings ascribed to such terms in the Registration Rights Agreement.
     Pursuant to Section 6(d) of the Registration Rights Agreement, the Company, together with holders of 60% or more of the outstanding Registrable Securities may agree to modify or amend the terms of the Registration Rights Agreement. On the date hereof, Clinical Data holds 100% of the Registrable Securities. The parties have agreed to amend certain defined terms in the Registration Rights Agreement to provide that the Company’s obligation to file a registration statement with respect to the Registrable Securities shall be contingent upon receipt of a request to do so from Clinical Data.
     The parties therefore agree that the term “Filing Date” in the Registration Rights Agreement shall be amended to read as follows:
     “Filing Date” means, with respect to the Registration Statement required hereunder, the 30th calendar day following the Company’s receipt of a written request from Purchaser to file the Registration Statement.
     The parties further agree that the term “Effective Date” in the Registration Rights Agreement shall be amended to read as follows:
     “Effectiveness Date” means, with respect to the Registration Statement required to be filed hereunder, the 90th calendar day following the Filing Date (the 120th calendar day in the case of any review by the Commission); provided, however, in the event the Company is notified by the Commission that the Registration Statement will not be reviewed or is no longer subject to further review and comments, the Effectiveness Date as to the Registration Statement shall be the fifth (5th) Trading Day following the date on which the Company is so notified if such date precedes the dates required above.

     All other provisions of the Registration Rights Agreement shall remain in full force and effect, and each of the parties hereby reserves all rights that such party may have under the Registration Rights Agreement.
     The Company requests that you please execute where indicated below in order to modify and amend the Registration Rights Agreement as set forth above.

Best regards,

Avalon Pharmaceuticals, Inc.

By: /s/ Kenneth C. Carter Title: President and CEO
Acknowledged and Agreed:
Clinical Data, Inc.

By: Title:	/s/ Caesar J. Belbel Executive Vice President and Chief Legal Officer